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                                                                   EXHIBIT 10.21

                   SEVERANCE AGREEMENT WITH E. WILLIAM SAVAGE

       This agreement (the "Agreement) by and between ALL-COMM MEDIA CORPORATION, a Nevada Corporation, having an address at 333 7th Avenue, 20th Floor, New York, New York 10001 (the "Company"), and E. WILLIAM SAVAGE, having an address at P.O. Box 9729, Marina Del Rey, California, 90295 (the "Executive"), dated as of March 31, 1997, supersedes and rescinds the Employment Agreement, dated as of September 20, 1995, by and between the Company and the Executive (the "Employment Agreement").

       THIS AGREEMENT INCLUDES A GENERAL RELEASE OF ALL CLAIMS.

       WHEREAS, the Company and the Executive entered into the Employment Agreement which, among other things, sets forth the terms and conditions of the Executive's employment and the rights and obligations of both parties.

       WHEREAS, circumstances have changed since the signing of the Employment Agreement.

       NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

       1.  VOLUNTARY RESIGNATION

       By executing this Agreement, the Executive resigns from his position as Executive Vice President of the Company, effective April 18, 1997 (the "Termination Date"). In addition, the Executive resigns, effective immediately, as a director of the Company and as a director and/or officer of each subsidiary of the Company for which the Executive currently serves as a director and/or officer.

       2.  CONSIDERATION

       As severance for the termination of the Employment Agreement, the Company shall pay to the Executive $350,000, in cash, less $64,261 previously advanced by the Company to the Executive; $35,739.00 of which shall be paid upon execution of this Agreement and the remaining $250,000 shall be paid in eighteen
(18) equal monthly payments commencing May 14, 1997 and continuing on the 14th day of each month thereafter until paid. In the event that any monthly payment is more than ten (10) days late, the entire unpaid balance shall accelerate and be due and payable and such unpaid balance shall from then on until paid bear interest at the simple annual rate of 10%. In addition upon execution of this Agreement, the Company shall pay the Executive the sum of $38,423.00 in cash, representing his unpaid salary through the Termination Date. The Company shall withhold any deductions required by federal or California state law from the $38,423.00 payment. In addition, upon execution of this Agreement, the Company shall pay the Executive the sum of $13,366.00 for paid vacation time not taken by the Executive. The Company shall withhold any deductions required by federal or California state law from the $13,366.00 payment. In addition, upon execution of this Agreement, the Company shall pay the Executive the sum of $154.00 in cash as reimbursement for his reimbursable business expenses through the Termination Date. The Executive shall receive medical benefits for himself and his immediate family, pursuant to the Executive's rights under COBRA, at the Company's expense, for a period of one (1) year after the Termination Date. The obligation to pay the $250,000 in installment payments shall be evidenced by a promissory note ("Promissory Note") in the form set out in Exhibit "A" hereto.

       3.   STOCK OPTIONS

       The Company and the Executive acknowledge that the only rights, options or warrants to purchase shares of capital stock of the Company that the Executive owns, of record and beneficially are: (i) an option (the "First Option") to acquire 150,000 shares of common stock of the Company at an exercise price of $2.00 per share pursuant to a Non-qualified Stock Option Agreement dated as of December 1, 1995 (the "First Option Agreement), and (ii) an option to acquire 300,000 shares of common stock of the Company; of which 150,000 shares are at an exercise price of $2.50 per share and 150,000 shares of which are at an exercise price of $3.00 per share pursuant to

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a Non-qualified Stock Option Agreement, dated as of September 26, 1996 (the
"Second Option" and together with the First Option, the "Options"). The Company hereby agrees that the First Option shall automatically be amended to provide that the provisions terminating the First Option ninety (90) days after termination of the Executive's relationship to the Company as an employee of, or consultant to, the Company, or any of its subsidiaries or affiliates shall be deleted, and the only time limiting the exercise of the First Option shall be seven (7) years from the date of the First Option Agreement. The Company confirms that the Option Cancellation Agreement, dated as of November 20, 1996 between the Company, the Executive, and E. William Savage, is of no force and effect, in as much as the offering contemplated by such Option Cancellation Agreement was not consummated. The Company agrees to file forthwith after the Termination Date a Registration Statement on Form S-8 or Form S-3 governing the resale of the shares of common stock (the "Underlying Shares") issuable upon exercise of the First Option and the Second Option from time to time and to have such Registration Statement declared effective by the Securities and Exchange Commission no later than ninety (90) days after the Termination Date at the Company's expense. Failure by the Company to have such a Registration Statement declared effective within the time prescribed shall cause the Lock-Up Restrictions (as defined below) to immediately, upon the expiration of such prescribed time period to be of no further force and effect as such restrictions apply to the Executive. In the event that a Registration statement on Form S-8 with respect to the Registration of the Underlying shares is not declared effective by the Securities and Exchange Commission within Ninety (90) days of the Termination Date the Executive shall be entitled to exercise the First and Second options by tendering a two year non-interest bearing promissory note and shall be entitled to include any or all of the Options or Underlying shares owned by the Executive on any Registration Statement registering shares of the Company's common stock, and with respect to which the Options and Underlying Shares are eligible to be included, filed by the Company in the future at the Company's expense. The Executive shall be entitled to make one demand to the Company to register all Options and Underlying Shares owned by the Executive provided that any such demand for registration shall only be made commencing nine (9) months after the Termination Date. Provided that the S-8 registration is filed and becomes effective within the specified Ninety (90) day period, the Executive agrees that he will not for a period of twelve (12) months after the Termination Date, directly or indirectly, sell, offer, offer to sell, contract to sell, make a short sale of, loan, grant any option for the sale of, transfer, or otherwise dispose of more than 40,000.00 of the Underlying Shares, or any other securities convertible into or exercisable or exchangeable for common stock which may be acquired by the Executive ("Securities") during any 90 day period, directly or indirectly, other than (i) as a gift, or to trusts for the benefit of family members of the Executive, provided that the transferee thereof agrees in writing to be bound by this Agreement, or by will or the laws of descent and distribution, provided that prior to such transfer of the Securities the transferee agrees in writing to be bound by this Agreement, or (ii) with the prior written consent of the Company. This does not include shares of the Company's common stock owned by the Executive on the Termination Date. (Any transaction covered by the foregoing restriction is referred to as a "Transfer" and the foregoing Restriction is referred to as the "Lock-up Restriction"). This Agreement shall not apply to or restrict a Transfer of Any Securities from the Executive to a third party in an non-public transaction, provided that the Transfer otherwise complies with applicable securities laws, that such third party agrees in writing to be bound by all of the provisions of this Agreement, and that such third party receives the approval of the Company's Board of Directors for such transfer, which approval will not be unreasonably withheld.

       The Company agrees to maintain the effectiveness of any such Registration Statement, including by filing any amendment or supplement thereto as may be required by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, for so long as the Executive shall own any Options or underlying shares. The Company agrees to use its best efforts to have the resale of such Options and/or Underlying Shares qualified under any applicable "Blue Sky" laws.

       The exercise of any option is not subject to approval by the option committee or any other person or group of persons. The Executive may elect to exercise any Option by tendering shares of the Company's common stock at market price to pay for the exercise of Options.

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       4.  RETURN OF MATERIALS

       The Executive shall immediately. return to the Company all confidential, technical, financial, and business information, including lists of customers, files, prices, memoranda and records, credit cards, cardkey passes, door and file keys, computer access codes, computer equipment, computer programs, software information systems, and all other physical or personal property which the Executive received or prepared or helped prepare in connection with his employment, except that the Executive is hereby transferred ownership to the Micron Desktop Computer furnished to the Executive by the Company, without charge or cost to the Executive.

       5.  CONFIDENTIALITY - RESTRICTIVE COVENANT

       During the period the Executive is receiving severance pursuant to this Agreement and at all times thereafter, the Executive will keep confidential and shall not disclose to any third party or use on his own behalf or on behalf of any third party in any manner or for any reason, without the Company's prior written consent, any trade secrets or confidential Company information not generally available to the public, as defined in the Uniform Trade Secrets Act.

       6.  DENIAL OF ANY VIOLATIONS

       This Agreement and General Release shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to the Executive or any other person, or that the Executive has any rights whatsoever against the Company, and the Company specifically disclaims any liability to or wrongful acts against the Executive or any other person, on the part of itself, its employees or its agents.

       7.  MUTUAL GENERAL RELEASE AND DISCHARGE

       Except for the rights and obligations created by this Agreement, the Company and the Executive, for themselves and their respective trustees directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, successors, past and present, and each of them, and any persons or entities acting by, through, under or in concert with each or any of them (the "Releasing Parties"), hereby and forever release and discharge each other, and their respective trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, successors, past and present, and each of them, and any persons or entities acting by, through, under or in concert with each or any of them, from any and all causes of action, accountings, obligations, indebtedness, damages, losses, claims, suits, costs, liabilities, expenses, attorneys fees, allegations and demands, whether known or unknown, now existing or that might arise hereafter, based on, or arising out of, any circumstances whatsoever.

       The Releasing Parties acknowledge that they have been advised by legal counsel, or are otherwise familiar, with the provisions of California Civil Code
Section 1542 which provides as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

       The Releasing Parties, being aware of said code section, hereby expressly waive any rights they might have thereunder, as well as under any other statutes or common law principles of similar effect.

       8.  RESCISSION

       The Executive and the Company acknowledge that the contractual relationship between them arising out of the Employment Agreement as well as the obligations and rights arising under the Employment Agreement is and are rescinded and is and are null and void and will have no future effect and that Executive and the Company will have no future employment or contractual obligation, except as to those which arise out of this Agreement.

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       9.  INDEMNIFICATION; INSURANCE

       The Company shall indemnify, defend, and hold harmless the Executive against all liability, demands, claims, costs, losses. damages, administrative proceedings and/or orders, recoveries, assessments, settlements, and expenses (including interest, penalties, attorneys fees, accounting fees, expert witness fees, costs and expenses of any sort) incurred by the Executive, known or unknown, contingent or otherwise, directly or indirectly, arising out of Employee's activities as an officer, director, shareholder, employee and/or agent of the Company, or any of its affiliates or subsidiaries, to the fullest extent permitted by Nevada Corporation Law, and the Company's Articles of Incorporation and By-laws.

       To the extent the Company maintains or acquires, any insurance policies (including directors and officers insurance, sexual harassment insurance and commercial general liability insurance) specifically insuring officers and director's of the Company against claims, the Executive shall be entitled to coverage thereunder as an insured.

       10.  FURTHER AGREEMENTS

       (a) The Executive hereby agrees to fully cooperate with the Company (including making himself available to give testimony) in connection with any present or future dispute or litigation in which the Company is a party. The Executive understands that he should not communicate with any person or entity with whom the Company has a dispute or litigation with respect to facts or circumstances surrounding such dispute or litigation. The Executive shall deliver to the Company at least five (5) business days prior written notice if he is called to give testimony in connection with any such dispute or litigation. As compensation for the rendering of any services by the Executive called for in this paragraph, the Company shall pay employee the sum of $500.00 per all or any part of each half day (4 hours) so spent together with expenses.

       (b) The Company and the Executive acknowledge and agree that the Executive, subject to Paragraph 5 hereof, shall be free to publicly cite and discuss his prior affiliation with, the responsibility and services performed for, and the activities of the Company in any reasonable manner and at such times as the Executive reasonably believes will be helpful to him in furthering his personal and professional obligations.

       (c) From and after the date of this Agreement the Executive shall not make any statements or remarks, directly or indirectly, to any persons, whether or not such persona are involved, in the business of the Company or its subsidiaries, of a disparaging nature with respect to the Company, its directors, officers, employees, agents or customers or their respective affiliates or the Company's business or operations. From and after the date of this Agreement the Company shall not, and the Company shall cause its officers, directors and employees not to make any statements or remarks of a disparaging nature with respect to the Executive.

       (d) The Company shall issue no press releases or make any public statements using the Executive's name without the prior written consent of the Executive.

       (e) The Company agrees to reimburse the Executive the sum $3,500.00 as and for attorneys fees which be paid upon execution of this Agreement.

       (f) The Company shall continue lease payments, insurance coverage, and providing maintenance for Executive's automobile, or any substantially equivalent replacement automobile, for one (1) year after the Termination Date.

       (g) The Company shall pay its American Express bill for which the Executive has given a personal guaranty.

       11.  COMPLETE AGREEMENT

       This instrument, including exhibits, constitutes and contains the entire agreement and understanding concerning the Executive's employment, voluntary resignation, general release of all claims and other subject matters addressed herein between the Company and the Executive, and it supersedes and replaces all prior

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negotiations and all agreements proposed or otherwise, whether written or oral, including the Employment Agreement, concerning the subject matter hereof.

       12.  SEVERABILITY OF INVALID PROVISIONS

       The provisions or this Agreement are severable, and if a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal or unenforceable or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected and they shall remain in full force and effect. This Agreement shall survive the termination of any arrangements contained herein.

       13.  CHOICE OF LAW

       This Agreement and the rights and obligations of the Company and the Executive, shall be construed and enforced in accordance with the laws of the State of California without regard to the principles of conflict of laws.

       14.  CHOICE OF FORUM

       Any dispute that arises under, or out of , or relates to this Agreement (whether contract or tort) shall be resolved exclusively in the Culver Municipal Court or the Los Angeles County Superior Court, according to the subject matter jurisdiction of the dispute. The Company and the Executive stipulate that this Agreement shall be deemed to have been entered into in Culver City, California.

       15.  CONSTRUCTION OF AGREEMENT

       The Company and the Executive and their attorneys have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this agreement.

       16.  COUNTERPART EXECUTION - EFFECT

       This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original.

       17.  LITIGATION - COSTS AND EXPENSES

       In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract or tort) or seeks a declaration of rights or obligations under this Agreement, or raises a factual or legal issue arising out of the Agreement, the prevailing party shall be awarded reasonable attorneys fees, together with any costs of suit and expenses, incurred in order to litigate or resolve or appeal the dispute and/or to enforce the final judgment, whether or not the matter is dismissed (voluntarily or involuntarily), settled, or proceeds to judgment or verdict.

       18.  MODIFICATION

       This Agreement may be supplemented, amended, or modified only by the mutual agreement of the Company and the Executive. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by both the Company and the Executive.

       19.  TIME

       Time is of the Essence in respect to all provisions of this Agreement that specify a time for performance; provided however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Agreement.

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       20.  WAIVER

       No waiver of a breach, failure of any condition, or right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right or remedy. No waiver or any breach, failure, right or remedy shall be deemed a waiver of any other breach, failure, right or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

       21.  FULL UNDERSTANDING AND VOLUNTARY ACCEPTANCE

       The Company and the Executive represent and agree that it/he fully understands its/his right to discuss all aspects of this Agreement including the general release with its/his private attorney, that it/he has availed itself/ himself, to this right, that it/he has carefully read and fully understands all of the provisions of this Agreement, and that it/he is voluntarily entering into this Agreement.

       22.  HEADINGS - NOT BINDING

       The use of headings in this Agreement is only for ease of reference and the headings have no affect and are not to be considered part or a term of this agreement.

       23.  NECESSARY ACTS, FURTHER ASSURANCES

       The Company and the Executive shall execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

       24.  RATIFICATION AND ENTRY IN MINUTES

       The Board of Directors of the Company shall ratify the Agreement and cause the Agreement and Promissory note to be entered into the minutes of the Company.

                               /s/ E. William Savage
                             ---------------------------------------------------
                             E. WILLIAM SAVAGE (the Executive)

                             ALL-COMM MEDIA CORPORATION (the Company)

                             BY:  /s/ Jeremy Barbera
                                 -----------------------------------------------
                                 Name:  Jeremy Barbera    Title:  Chairman & CEO

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                                PROMISSORY NOTE

                                  EXHIBIT "A"
                                  -----------

$250,000.00                 Culver City, California.             April 18, 1997

     For value received, ALL-COMM MEDIA CORPORATION, a corporation organized under the laws of the State of Nevada (the "Maker"), promises to pay to E. WILLIAM SAVAGE, or order, at P.O. Box 9729, Marina Del Ray, California 90295, or at such other place the holder hereof may hereafter designate, the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00), without interest, payable in installments of Thirteen Thousand Eight Hundred Eighty Eight Dollars and Eighty Eight Cents ($13,888.88), or more, on the fourteenth (14th) of each month for Eighteen (18) months beginning May 14, 1997 and continuing until April l4, 1998 on which day the unpaid balance shall be due and payable.

     The Maker of this Note waives diligence, presentment, protest and demand and notice of protest, notice of demand, notice of dishonor, and notice of non payment of this Note. The obligations of the Maker under this note shall be absolute and the Maker waives any and all rights to offset, deduct or withhold any payments or charges under this Note for any reason whatsoever.

     Should any installment payment be more than ten (10) days late, the entire balance of this Note shall be immediately due at the option of the holder of this note, and upon such default, the entire unpaid balance of this Note shall immediately bear simple annual interest at the rate of ten (10%) percent. Time is of the essence of this Note.

     Principal and interest shall be payable in lawful money of the United
States.

     This Note, and the rights and obligations of the interested parties hereto, shall be construed and enforced in accordance with the laws of the State of California, without regard to the principles of conflict of laws.

     Any dispute that arises out of this Note shall be exclusively resolved in the appropriate California state court (Municipal or Superior) located Los Angeles County, California.

     In any litigation, arbitration, or other proceeding by which one interested party to this Note seeks to enforce its/his rights under this Note (whether in contract or tort) or seeks a declaration of rights or obligations under this Note, or raises a factual or legal issue arising out of this Note, the prevailing party shall be awarded reasonable attorneys fees, together with any costs of suit or expenses incurred in order to resolve or litigate or appeal the dispute, and/or to enforce the final judgment, whether or not the matter is dismissed (voluntarily or involuntarily), settled, or proceeds to judgment or verdict.


                              ALL-COMM MEDIA CORPORATION


                              By:   /s/ Jeremy Barbera
                                 ------------------------------
                              Name:    Jeremy Barbera
                              Title:   Chairman & CEO
                              Address: 333 7th Ave., 20th Floor
                                       New York, New York 10001

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